                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                            THE TOWN & COUNTRY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           THE TOWN AND COUNTRY TRUST

        ---------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
        ---------------------------------------------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of The Town and Country Trust will be held at The Center Club, 100 Light Street, Baltimore, Maryland on Wednesday, May 7, 2003 at 11:00 A.M., local time, for the purpose of considering and acting upon:

          1. The election of five (5) Trustees, each to hold office until the next Annual Meeting of Shareholders and until his or her successor shall be elected and qualified; and

          2. The transaction of any other business which properly may come before the meeting and any adjournments thereof.

     Shareholders of The Town and Country Trust of record at the close of business on March 19, 2003 are entitled to vote at the Annual Meeting and any adjournments thereof.

                                          By order of the Board of Trustees

                                          Daniel G. Berick
                                          Secretary

Baltimore, Maryland
March 28, 2003

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

        IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

     The Securities and Exchange Commission now permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This "householding" process reduces the volume of duplicate information and reduces printing and mailing expenses. The Trust has not instituted householding for shareholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of the Trust's Common Shares of Beneficial Interest held through such brokerage firms. If your family has multiple accounts holding Common Shares of Beneficial Interest of the Trust, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or the Trust's Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

                                                                  March 28, 2003

                           THE TOWN AND COUNTRY TRUST
                            100 SOUTH CHARLES STREET
                           BALTIMORE, MARYLAND 21201

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     The accompanying proxy is solicited by the Trustees of The Town and Country Trust (the "Trust") for use at the Annual Meeting of Shareholders to be held on May 7, 2003 and any adjournments thereof.

     Shareholders of record at the close of business on March 19, 2003 (the record date) will be entitled to vote at the Annual Meeting and any adjournments thereof. At that date the Trust had issued and outstanding 16,323,268 Common Shares of Beneficial Interest (the "Common Shares"), par value $.01 per Common Share. Each such Common Share is entitled to one vote on all matters properly coming before the Annual Meeting. At least 8,161,635 Common Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

     This Proxy Statement and the accompanying form of proxy were first mailed to Shareholders on March 28, 2003.

                              ELECTION OF TRUSTEES

     At this Annual Meeting, five Trustees are to be elected for a term expiring at the 2004 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Unless a Shareholder requests that voting of the proxy be withheld for any one or more of the nominees for Trustee in accordance with the instructions set forth on the proxy, it presently is intended that Common Shares represented by proxies solicited hereby will be voted for the election as Trustees of the five nominees named in the table below. All nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominees subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event which the Trustees do not now expect, the persons voting the Common Shares represented by proxies solicited hereby may either vote such Common Shares for a slate of five persons which includes a substitute nominee or for a reduced number of nominees, as they may deem advisable. For election as a Trustee, a nominee must receive the affirmative vote of a plurality of the Common Shares voted at the Annual Meeting in person or by proxy. Neither abstentions nor broker non-votes will be counted as votes cast and neither will have any effect on the result of the vote, although both will count toward the determination of the presence of a quorum.

     The information concerning the nominees set forth in the following table is based in part on information received from the respective nominees and in part on the Trust's records. Nancy Lerner Beck, the daughter of the late Alfred Lerner, was elected in December 2002 by the Trustees to fill the Trustee position formerly occupied by Mr. Lerner, the Trust's former Chairman. Each of the remaining nominees first became a Trustee in connection with the formation of the Trust in 1993.

          NAME            AGE                             POSITION
------------------------  ---   ------------------------------------------------------------
Harvey Schulweis          62    Chairman of the Board, President and Chief Executive Officer
                                of the Trust

Nancy Lerner Beck         42    Attorney, formerly Prosecuting Attorney for the City of
                                Cleveland, Ohio

James H. Berick           69    Retired, formerly Partner, Squire, Sanders & Dempsey L.L.P., attorneys

H. Grant Hathaway         75    Retired, formerly Vice Chairman, MNC Financial, Inc., bank holding company

Milton A. Wolf            78    President of Milton A. Wolf Investors, investments, and
                                Chairman of Zehman-Wolf Management, Inc., real estate
                                management and development

     Mr. Schulweis has been the Chairman of the Board of the Trust since December 2002, the Chief Executive Officer of the Trust since October 1997 and the President of the Trust since its formation in May 1993. Mr. Schulweis has been the President of Schulweis Realty, Inc., a private real estate investment and development firm, since 1991. Formerly a general partner of Lazard Freres & Co., he is a Certified Public Accountant and was a partner in a predecessor firm to Ernst & Young LLP, a major international accounting firm.

     Mrs. Beck is an attorney and former Prosecuting Attorney for the City of Cleveland, Ohio. Since May 1999, she has served as a member of the Board of Trustees of the MBNA Foundation, as well as serving on the MBNA Cleveland Grants Committee. Mrs. Beck also has served on the Board of Trustees of the Cleveland Clinic Foundation since January 2003.

     Mr. Berick has been a Trustee of the Trust since its formation in May 1993. From January 1, 2000 until his retirement on December 31, 2002, Mr. Berick was a partner of Squire, Sanders & Dempsey L.L.P., the successor to Berick, Pearlman & Mills Co., L.P.A., of which Mr. Berick was the Chairman from July 1986 to December 31, 1999. He was the President and Treasurer of Realty ReFund Trust, a real estate investment trust, from 1990 through January 1998. Mr. Berick is a Director of MBNA Corporation.

     Mr. Hathaway, now retired, has been a Trustee of the Trust since its formation in May 1993. In addition, he served as the Vice Chairman of MNC Financial, Inc. from 1990 until 1993. He also served as Vice Chairman of Maryland National Bank from 1990 until 1993 and was its President and Chief Executive Officer in 1991. Mr. Hathaway was the President and Chief Executive Officer of American Security Bank, N.A. in 1991 and the Chairman and Chief Executive Officer of Equitable Bank, N.A. from 1979 until 1990. Mr. Hathaway also served as the President of Equitable Bancorporation from 1975 until 1990 and as its Chief Executive Officer from 1981 until 1990. Mr. Hathaway is a member of The Kennedy Krieger Institute Development and Resource Board.

     Dr. Wolf has served as a Trustee of the Trust since its formation in May 1993. In addition, he has served as the President of Milton A. Wolf Investors and as the Chairman of Zehman-Wolf Management, Inc. since 1980. Dr. Wolf was the United States Ambassador to Austria from 1977 until 1980. From 1981 until 1987, Ambassador Wolf served as a Distinguished Professorial Lecturer in Economics at Case Western Reserve University. Ambassador Wolf holds a Ph.D. in Economics from Case Western Reserve University and holds honorary doctoral degrees from Cleveland State University and Case Western Reserve University. He is Chairman of the American Austrian Foundation, Vice Chairman of the Council of American Ambassadors and is a member of the Council on Foreign Relations, the Academy of Political Science and the American Economic Association. Ambassador Wolf serves on the Boards of Trustees of Case Western Reserve University and the Cleveland Clinic Foundation.

     The Board of Trustees has established an Audit Committee and a Compensation Committee. James H. Berick, H. Grant Hathaway and Milton A. Wolf comprise the Audit Committee and the Compensation Committee. The Trust does not have a nominating committee. The functions of such committee are performed by the Board of Trustees.

     The Audit Committee has been established to provide assistance to the Board of Trustees in fulfilling its oversight responsibility to the Shareholders, potential Shareholders, the investment community, and others relating to the Trust's financial statements and the financial reporting process, its systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Trust's financial statements, and the legal compliance and ethics programs as established by management and the Board of Trustees. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the Trust's independent auditors, and management of the Trust. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Trust and has the power to retain outside counsel or other experts for this purpose. Notwithstanding the foregoing, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management of the Trust and the independent auditors. The Audit Committee met once during the fiscal year.

     The Compensation Committee is responsible for administering the Trust's Amended and Restated 1993 Long Term Incentive Plan, the Trust's 1997 Long Term Incentive Plan and for reviewing benefits and executive compensation, including incentive compensation. The Compensation Committee met once during the fiscal year.

     The Board of Trustees held four meetings during the year ended December 31, 2002. All of the Trustees attended at least 75% of the meetings of the Board of Trustees and its committees of which they were members, except for the late Mr. Lerner.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH NOMINEE FOR TRUSTEE.

CERTAIN RELATED TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Gerald Haak, Senior Vice President-Property Operations of the Trust, is indebted to the Trust in connection with the consolidation of certain personal Indebtedness, in the amount of $84,899, as of March 19, 2003. This indebtedness bears interest at a rate comparable to that earned on the Trust's invested funds.

     James H. Berick, a Trustee, was a partner of the law firm of Squire, Sanders & Dempsey L.L.P., general counsel to the Trust.

COMPENSATION OF TRUSTEES

     The Trust pays an annual fee of $25,000, plus a fee of $2,500 for each meeting attended, to its Trustees who are not employees of the Trust or any of its subsidiaries. Trustees who are employees of the Trust are not paid any Trustees' fees. The Trust reimburses the Trustees for travel expenses incurred in connection with their activities on behalf of the Trust.

     Pursuant to the Amended and Restated 1993 Long Term Incentive Plan (the "1993 Plan") adopted by the Trust, each Trustee who is not otherwise an employee of the Trust or its subsidiaries or affiliates automatically receives, on each January 2, an annual grant of options to purchase 2,000 Common Shares having an exercise price equal to 100% of the fair market value of the Common Shares at the date of grant of such option. On December 20, 2002, Mrs. Beck, upon joining the Board of Trustees, received an initial grant of options to purchase 2,000 Common Shares at an exercise price of $21.10. In addition, each of the Trust's remaining non-employee Trustees, upon joining the Board, received an initial grant of options to purchase 2,000 Common Shares at an exercise price equal to the initial public offering price of $22.00. Should any additional Trustees be elected in the future, each such Trustee would receive an initial grant of options to purchase 2,000 Common Shares having an exercise price equal to 100% of the fair market value of the Common Shares as of such date. Future option grants to non-employee Trustees may be made pursuant to either the 1993 Plan or the 1997 Long Term Incentive Plan (the "1997 Plan"). The provisions of the 1997 Plan in respect of grants of options to non-employee Trustees are identical to the provisions in respect thereof under the 1993 Plan. However, the 1997 Plan provides that annual option grants to non-employee Trustees under the 1997 Plan shall not duplicate any such grants under the 1993 Plan.

                             AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Trust's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

     The Audit Committee consists of the following members of the Trust's Board of Trustees: James H. Berick, H. Grant Hathaway and Milton A. Wolf. Each of the members of the Audit Committee is "independent" under the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Trustees. A copy of such charter was included in the Trust's 2001 Proxy Statement as Appendix A.

     The Audit Committee has reviewed and discussed the audited financial statements of the Trust for the fiscal year ended December 31, 2002 with the Trust's management. The Audit Committee has discussed with Ernst & Young LLP, the Trust's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

     Based upon the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Trust's audited financial statements be included in the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          James H. Berick
                                          H. Grant Hathaway
                                          Milton A. Wolf

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Trust's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

     This report describes the Trust's executive compensation programs and the basis on which fiscal 2002 compensation determinations were made by the members of the Compensation Committee in respect of the executive officers of the Trust, including Mr. Schulweis, the Trust's Chairman of the Board, President and Chief Executive Officer.

     The Trust's compensation program provides annual cash compensation to executive officers that recognizes short-term individual and Trust performance and long-term compensation that encourages executive officers to focus on the future. The program is designed to reward current performance in proper context with the long-term health of the Trust and to provide for continuity of management of the Trust's properties, which the Board of Trustees considers to be of critical importance. Annual cash compensation consists of salary and bonus. Long-term incentive programs include grants of share options and restricted and unrestricted share awards.

     The Compensation Committee examines Trust performance and accomplishments in connection with its determination of the compensation of executive officers. The following is an example of information considered by the Committee when it made its compensation decisions.

     For the five-year period from 1998 to 2002, the Trust posted a total shareholder return of 84% (assuming dividend reinvestment). This compares to the National Association of Real Estate Investment Trusts, Inc.'s Equity REIT Total Return Index, which posted a total shareholder return of 18% (assuming dividend reinvestment) and the Standard & Poor's 500 Stock Index's total shareholder return of -3% (assuming dividend reinvestment).

     Based upon the foregoing and other factors set forth below, the Compensation Committee approved annual salaries and bonuses for the Trust's executive officers in respect of fiscal 2002. For purposes of comparison, the Compensation Committee considered salaries and bonuses paid to executive officers of other publicly-held real estate investment trusts. Salaries are based on responsibilities with the Trust, experience, and individual and Trust performance. Bonuses for executive officers are based on Trust and individual performance. Bonuses for 2002 for executive officers were approved by the Compensation Committee based primarily on the Trust's performance relative to plans, goals and objectives, including financial goals such as growth in funds from operations, management of costs and acquisitions of new properties, and nonfinancial goals such as tenant satisfaction, employee turnover and management of internal systems and growth.

     Mr. Schulweis' salary and bonus (in the amounts set forth in the Summary Compensation Table, below) were determined in accordance with the above criteria.

     To provide long-term incentives, the Compensation Committee may grant share options and restricted and unrestricted share awards to officers and key employees under either the 1993 Plan or the 1997 Plan. Share options were granted in 2002 under the 1997 Plan at an option price equal to the fair market value of the Trust's Common Shares on the date of grant. These options vest over a period of three years beginning on the first anniversary of the date of grant and expire ten years after the grant date. Restricted Common Shares were awarded in 2002 under the 1997 Plan. The restrictions thereon lapse on termination of the officer's employment due to death, disability, retirement or a change in control of the Trust. Upon termination of employment for any other reason, all restricted Common Shares as to which the restrictions have not lapsed are forfeited to the Trust. Holders of restricted Common Shares have all of the rights of holders of Common Shares, including the right to receive dividends and to vote. Mr. Schulweis received an award of 20,000 restricted Common Shares and a grant of 50,000 options to acquire Common Shares in 2002.

                                          The Compensation Committee

                                          James H. Berick
                                          H. Grant Hathaway
                                          Milton A. Wolf

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid or to be paid by the Trust or its subsidiaries in respect of services rendered during the Trust's fiscal year ended December 31, 2002 to the Trust's Chief Executive Officer and each of the Trust's other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                ANNUAL COMPENSATION            ---------------------
                                       -------------------------------------   RESTRICTED
NAME AND                      FISCAL                          OTHER ANNUAL       STOCK      OPTIONS     ALL OTHER
PRINCIPAL POSITION             YEAR     SALARY     BONUS     COMPENSATION(1)   AWARDS(2)    (SHARES)   COMPENSATION
----------------------------  ------   --------   --------   ---------------   ----------   --------   ------------
Harvey Schulweis,              2002    $325,000   $325,000      $ 56,962        $426,000     50,000      $ 9,453(4)
  Chairman of the              2001    $300,000   $250,000            --              --         --      $ 7,788(5)
  Board, President,            2000    $275,000   $200,000      $105,975        $715,000         --           --
  Chief Executive Officer

Thomas Brodie,                 2002    $275,000   $100,000            --        $319,500     35,000      $ 9,453(4)
  Executive Vice               2001    $200,000   $ 50,000            --        $193,600     35,000      $ 8,062(5)
  President, Co-Chief          2000         N/A        N/A           N/A             N/A        N/A          N/A
  Operating Officer

James Dolphin,                 2002    $250,000   $ 85,000            --        $213,000     30,000      $ 9,453(4)
  Executive Vice               2001    $133,846   $ 25,000            --        $193,600     35,000      $ 7,271(5)
  President, Co-Chief          2000         N/A        N/A           N/A             N/A        N/A          N/A
  Operating Officer and
  Assistant Secretary(3)

Gerald Haak,                   2002    $235,000   $ 85,000      $ 26,565        $159,750     25,000      $34,799(4)
  Senior Vice President,       2001    $185,000   $ 75,000            --              --         --      $24,905(5)
  Property Operations(3)       2000    $150,000   $ 65,000            --        $178,750         --      $24,790

Alan W. Lasker,                2002    $200,000   $ 75,000      $ 14,600        $159,750     20,000      $ 9,453(4)
  Senior Vice                  2001    $160,000   $ 75,000            --              --         --      $ 8,153(5)
  President-Finance,           2000    $140,000   $ 65,000            --        $107,250         --      $ 8,064
  Chief Financial Officer
  and Assistant Secretary

---------------

(1) Amounts shown reflect the difference between the exercise price paid by the respective executive officer for Common Shares acquired upon exercise of options and the fair market value of the Common Shares on the date of exercise.

(2) The total number of restricted shares and the aggregate market value thereof at December 31, 2002 are as follows: Mr. Schulweis held 160,000 restricted shares having an aggregate market value of $3,376,000; Mr. Brodie held 25,000 restricted shares having an aggregate market value of $527,500; Mr. Dolphin held 20,000 restricted shares having an aggregate market value of $422,000; Mr. Haak held 17,500 restricted shares having an aggregate market value of $369,250; and Mr. Lasker held 31,500 restricted shares having an aggregate market value of $664,650. Dividends accrue and are paid on the restricted shares. The aggregate market value is based on the fair market value at December 31, 2002 of $21.10 per share.

(3) Messrs. Brodie and Dolphin became executive officers of the Trust on May 3, 2001. Mr. Haak became an executive officer of the Trust on March 2, 2001.

(4) Amounts shown include the following: Trust or subsidiary contributions to defined contribution 401(k) benefit plan--$9,453 for each of Messrs. Schulweis, Brodie, Dolphin, Haak and Lasker; Trust or subsidiary payments of split-dollar life insurance premiums--$20,669 for Mr. Haak; Trust or subsidiary payments for years of service award--$4,677 for Mr. Haak.

(5) Amounts shown include the following: Trust or subsidiary contributions to defined-contribution 401(k) benefit plan--$7,788 for each of Messrs. Schulweis, Brodie, Haak and Lasker, and $7,119 for Mr. Dolphin; Trust or subsidiary payments of term life insurance premiums--$274 for Mr. Brodie, $152 for Mr. Dolphin, $730 for Mr. Haak and $365 for Mr. Lasker, and Trust or subsidiary payments of split-dollar life insurance premiums--$16,387 for Mr. Haak.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options during fiscal year 2002 to the named executive officers. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical gain or "option spreads" that would exist for the respective options. The gains are based on assumed rates of annual compounded share price appreciation of 5% or 10% from the date the options were granted over the full option term of ten years. No gain to the optionees is possible without an increase in share price, which will benefit all Shareholders proportionately. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Shares at a future date and that value will depend on a variety of factors, including the overall condition of the stock market and the Trust's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                             POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                       --------------------------------------------------    ANNUAL RATES OF SHARE
                                   % OF TOTAL      EXERCISE                 PRICE APPRECIATION FOR
                       OPTIONS   OPTIONS GRANTED    OR BASE                     OPTION TERM(4)
                       GRANTED   TO EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                   (#)(1)    FISCAL YEAR(2)    ($/SH)(3)      DATE         5%           10%
----                   -------   ---------------   ---------   ----------   ---------   -----------
Harvey Schulweis       50,000          22%          $21.30      1/30/12     $669,500    $1,697,500
Thomas Brodie          35,000          15%          $21.30      1/30/12     $468,650    $1,188,250
James Dolphin          30,000          13%          $21.30      1/30/12     $401,700    $1,018,500
Gerald Haak            25,000          11%          $21.30      1/30/12     $334,750    $  848,750
Alan W. Lasker         20,000           9%          $21.30      1/30/12     $267,800    $  679,000

---------------

(1) All options for Common Shares were granted pursuant to the 1997 Plan. Such options become exercisable at the rate of one-third per year, commencing on the first anniversary of the date of grant of the option.

(2) Based upon 229,000 options granted to all employees.

(3) Fair market value on the date of grant (January 30, 2002).

(4) The potential realizable values are illustrated at 5% and 10% compounded annual appreciation assume that the price of the Trust's Common Shares increases to $34.69 and $55.25 per share, respectively, over the 10-year term of the options. If the named executive officers realize these values, the Trust's Shareholders will realize aggregate appreciation in the price of the Trust's outstanding Common Shares of approximately $219 million and $554 million, respectively, over the same period.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NO. OF SECURITIES
                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                         SHARES                           OPTIONS AT            IN-THE-MONEY OPTIONS AT
                       ACQUIRED ON      VALUE           FISCAL YEAR END             FISCAL YEAR END
NAME                    EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                   -----------   -----------   -------------------------   -------------------------
Harvey Schulweis          8,754        $56,962          129,523/50,000                   $814,151/$0
Thomas Brodie                 0        $     0           11,666/58,334               $20,299/$40,601
James Dolphin                 0        $     0           11,666/53,334               $20,299/$40,601
Gerald Haak               3,300        $26,565           31,700/25,000                   $200,445/$0
Alan W. Lasker            2,000        $14,600           33,000/20,000                   $204,925/$0

---------------

(1) Amounts shown reflect the difference between the exercise price paid by the respective executive officer for Common Shares acquired upon exercise of options and the fair market value of the Common Shares on the date of exercise.

                               PERFORMANCE GRAPH

     The following graph compares total Shareholder returns from December 31, 1997 through December 31, 2002 to the Standard & Poor's 500 Stock Index ("S&P 500") and to the National Association of Real Estate Investment Trusts, Inc.'s Equity REIT Total Return Index ("NAREIT"). The graph assumes that the value of the investment in the Common Shares and each index was $100 at December 31, 1997 and that all dividends were reinvested. The Shareholder return shown on the following graph is not necessarily indicative of future performance.

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

                                    [GRAPH]

                       December 31,   December 31,   December 31,   December 31,   December 31,   December 31,
                           1997           1998           1999           2000           2001           2002
                       ------------   ------------   ------------   ------------   ------------   ------------
TRUST                      $100           98.20         120.78         143.08         168.46         184.08
NAREIT                     $100           82.50          78.69          99.43         113.29         117.61
S&P 500                    $100          128.58         155.63         141.46         124.65          97.10

RETIREMENT PLAN

     The Trust has a 401(k) Plan that covers substantially all of its associates with more than thirty days of service. Effective January 1, 2001, the 401(k) Plan was amended to comply with Internal Revenue Service requirements to qualify as a 401(k) Safe Harbor Plan whereby discretionary contributions made by the Trust are 100% vested. Prior to the amendment, the 401(k) Plan provided for vesting over a five year period beginning with the completion of three years of service. For the fiscal year ended December 31, 2002, $9,453 was contributed to the plan accounts of each of Messrs. Schulweis, Brodie, Dolphin, Haak and Lasker.

               OWNERSHIP OF COMMON SHARES OF BENEFICIAL INTEREST

     The following table sets forth information as of March 19, 2003 in respect of beneficial ownership of Common Shares by each person known to the Trust to own 5% or more of its Common Shares, by each Trustee, by each named executive officer and by all Trustees and executive officers as a group.

                                         SHARES            % OF         OWNERSHIP        TOTAL SHARES
                                      BENEFICIALLY      OUTSTANDING      OF SHARE         AND SHARE
NAME                                OWNED(1)(2)(3)(4)     SHARES      EQUIVALENTS(5)   EQUIVALENTS/%(6)
----                                -----------------   -----------   --------------   ----------------
The Lerner Foundation.............      1,000,000           6.1%               --        1,000,000/5.3%
Estate of Alfred Lerner...........              0             *         2,152,299       2,152,299/11.5%
Harvey Schulweis..................        471,666           2.9%          215,230          686,896/3.7%
Nancy Lerner Beck.................         11,500(7)          *         2,152,299       2,163,799/11.5%
James H. Berick...................         26,550(8)          *                --                   --
H. Grant Hathaway.................         72,000             *                --                   --
Milton A. Wolf....................         94,300(9)          *                --                   --
Thomas Brodie.....................         55,832             *                --                   --
James Dolphin.....................         47,666             *                --                   --
Gerald Haak.......................         64,582             *                --                   --
Alan W. Lasker....................         74,166             *                --                   --
All Trustees and Executive
  Officers as a Group (11
  persons)........................      1,966,241          12.0%               --                   --

---------------

* Less than 1% of the Common Shares outstanding.

(1) Includes the following number of Common Shares which are not owned but can be purchased within 60 days upon the exercise of options granted under the 1993 Plan: 4,000 by Nancy Lerner Beck; 22,000 by each of James H. Berick, H. Grant Hathaway and Milton A. Wolf, 79,302 by Mr. Schulweis, 20,600 by Mr. Haak, 6,000 by Mr. Lasker and 179,002 by all Trustees and executive officers as a group.

(2) Includes the following number of Common Shares which are not owned but can be purchased within 60 days upon the exercise of options granted under the 1997 Plan: 66,887 by Mr. Schulweis, 23,332 by Mr. Brodie, 21,666 by Mr. Dolphin, 16,332 by Mr. Haak, 31,666 by Mr. Lasker and 182,048 by all Trustees and executive officers as a group.

(3) Includes the following number of restricted Common Shares awarded under the 1993 Plan: 100,000 for Mr. Schulweis, 18,000 for Mr. Lasker and 118,000 for all Trustees and executive officers as a group.

(4) Includes the following number of restricted Common Shares awarded under the 1997 Plan: 75,000 for Mr. Schulweis, 32,500 for Mr. Brodie, 26,000 for Mr. Dolphin, 21,250 for Mr. Haak, 17,250 for Mr. Lasker, and 187,500 for all Trustees and executive officers as a group.

(5) In consideration of the contributions of their interests in the Trust's original properties as part of the formation of the Trust, Messrs. Lerner and Schulweis retained beneficial ownership of their limited partnership interests in The TC Operating Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), in which the Trust is an 86.61% general partner. As of March 19, 2003, the Estate of Alfred Lerner and Mr. Schulweis owned 11.69% and 1.17% limited partnership interests, respectively, in the Operating Partnership. The limited partners of the Operating Partnership share proportionately with the Trust, as general partner, in the net income or loss and any distributions of the Operating Partnership; therefore, the Estate of Alfred Lerner's 11.69% limited partnership interest in the Operating Partnership is the economic equivalent of 2,152,299 Common Shares and Mr. Schulweis' 1.17% limited partnership interest in the Operating Partnership is the economic equivalent of 215,230 Common Shares. Pursuant to the partnership agreement of the Operating Partnership, the Estate of Alfred Lerner and Mr. Schulweis each may convert the limited partnership interest into such number of Common Shares. As a co-executor of the Estate of Alfred Lerner, Mrs. Beck may be deemed to beneficially own such number of Common Shares beneficially owned by the Estate, which is the economic equivalent of 2,152,299 Common Shares.

(6) Percentage shown calculated based on conversion of all share equivalents into Common Shares.

(7) Includes 7,500 Common Shares currently held by Mrs. Beck as custodian for three of her minor children. Additionally, Mrs. Beck, as a co-executor of the Estate of Alfred Lerner, may be deemed to beneficially own the economic equivalent of 2,152,299 Common Shares as further described in Footnote 5 above.

(8) Includes 300 Common Shares currently held by Mr. Berick's spouse, beneficial ownership of which Mr. Berick disclaims.

(9) Includes 4,500 Common Shares currently held by the estate of Dr. Wolf's late wife and 1,300 Common Shares currently held in the name of Dr. Wolf's daughter as guardian for his adult son, beneficial ownership of which Dr. Wolf disclaims.

                            SELECTION OF ACCOUNTANTS

     The Trustees have selected Ernst & Young LLP as independent accountants for the Trust for the fiscal year ending December 31, 2003. Ernst & Young LLP were the independent accountants for the Trust for the fiscal year ended December 31, 2002 and are considered by the Trustees to be well qualified.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The fees billed by Ernst & Young LLP for services rendered to the Trust and its subsidiaries in 2002 were as follows:

AUDIT FEES

     For the audit of the Trust's annual financial statements and for the review of the financial statements included in the Trust's Quarterly Reports on Form 10-Q, all in respect of the year ended December 31, 2002, $250,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For financial information systems design and implementation for the year ended December 31, 2002, $0.

ALL OTHER FEES

     For the year ended December 31, 2002, audit related fees of $16,500 and non-audit services of $295,000. Audit related services generally include fees for SEC registration statements and audits of employee benefit plans. Non-audit services generally consist of tax, advisory and compliance services. The Audit Committee has considered whether the provision of these other services is compatible with maintaining Ernst & Young LLP's independence.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's officers and Trustees, and persons who own more than 10% of the Common Shares, to file reports of ownership and changes in ownership of the Common Shares with the Securities and Exchange Commission. All such persons timely filed their respective reports during the year ended December 31, 2002.

                                 OTHER MATTERS

     The Trustees know of no matter to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Common Shares represented by proxies solicited hereby will be voted in respect thereof in accordance with the best judgment of the proxy holders.

                             SHAREHOLDER PROPOSALS

     If a Shareholder intends to present a proposal in accordance with Rule 14a-8 of the Securities and Exchange Commission at the Annual Meeting of Shareholders presently scheduled for May 2004, such proposal must be received by the Trust on or before November 28, 2003 in order to be considered for inclusion in the Trust's Proxy Statement and form of proxy relating to that meeting. If a Shareholder intends to present a proposal outside of the requirements of such Rule at such Annual Meeting, such proposal must be received by the Trust on or before February 11, 2004.

                             REVOCATION OF PROXIES

     A proxy may be revoked at any time before a vote is taken or the authority granted otherwise is exercised. Revocation may be accomplished by the execution of a later proxy in respect of the same shares or by giving notice in writing or in open meeting.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Trust. The Trust does not expect to pay for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy materials to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph or by officers, Trustees and regular employees of the Trust.

                                          By order of the Board of Trustees

                                          Daniel G. Berick
                                          Secretary

March 28, 2003

                                DETACH CARD HERE
--------------------------------------------------------------------------------

                                             PROXY

                                    THE TOWN AND COUNTRY TRUST                             THIS PROXY IS SOLICITED ON BEHALF
                                                                                                    OF THE BOARD OF TRUSTEES
                          The undersigned hereby appoints HARVEY SCHULWEIS and JAMES H. BERICK and each of them as Proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of Beneficial Interest of The Town and Country Trust
                      held of record by the undersigned on March 19, 2003, at the Annual Meeting of Shareholders to be held on May 7, 2003, and at any adjournments thereof:
                      1. Election of five (5) Trustees for a term expiring at the 2004 Annual Meeting of Shareholders.
                       FOR all nominees listed below        [ ]              WITHHOLD AUTHORITY        [ ]
                       (except as indicated to the contrary below)           to vote for the nominees listed below
                            Harvey Schulweis, Nancy Lerner Beck, James H. Berick, H. Grant Hathaway and Milton A. Wolf
                      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write nominee's name on the space provided below.)
                      ------------------------------------------------------------------------------------------------------
                      2. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.
                          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                      SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
                                                   (Continued, and to be signed on other side)

    PLEASE SIGN
        AND
       RETURN
        THIS
       PROXY
      WHETHER
       OR NOT
     YOU EXPECT
     TO ATTEND
        THE
      MEETING
     --------
      YOU MAY
    NEVERTHELESS
      VOTE IN
     PERSON IF
     YOU ATTEND

                                DETACH CARD HERE
 -------------------------------------------------------------------------------

                        (Continued from the other side)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                                              When signing as attorney, as
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                                              Dated ______________________, 2003

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature, if held jointly

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                                   THE PROXY CARD PROMPTLY
                                                 USING THE ENCLOSED ENVELOPE